EXHIBIT 12
                         BellSouth Telecommunications, Inc.
                      Computation Of Earnings To Fixed Charges
                                (Dollars In Millions)




                                            For the Nine Months
                                            Ended September 30,
                                                    2000
1. Earnings

   (a) Income from continuing
       operations before deductions
       for taxes and interest
                                                            $4,064

   (b) Portion of rental expense
       representative of interest
       factor                                                   27

         TOTAL                                              $4,091

2. Fixed Charges

   (a) Interest                                              $ 541

   (b) Portion of rental expense
       representative of interest
       factor                                                   27

         TOTAL                                               $ 568

   Ratio (1 divided by 2)                                     7.20